Exhibit 23.2
CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, SUITE 3-200	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78730-1111	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion in the Form 8-K of Occidental Petroleum Corporation (“Occidental”) to be filed with the Securities and Exchange Commission on or around July 19, 2024, of our report dated January 24, 2024, with respect to our estimates of proved reserves and future net revenue to CrownRock, L.P. We also hereby consent to the incorporation by reference of said report in Occidental's registration statements (No. 333-55404, 333-83124, 333-142705, 333-203801, 333-207413, 333-224691, 333-266420, 333-235445, 333-237414 and 333-239236).

/s/ W. Todd Brooker
W. Todd Brooker, President

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Austin, Texas
July 19, 2024